Exhibit 20.1

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Precious and Base Metals Deposit at La Sabila Ranch In Southern Michoacan, Mexico Technical Report on a Mineral Property Compliant with NI 43-101 Prepared for: US Precious Metals, Inc. Celebration, Florida Prepared by Michael J. Floersch Applied Minerals, Inc. Thompson Falls, MT 1

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Executive Summary (item 3) US Precious Metals, Inc. is proceeding with due diligence review of their acquisition of mineral rights (concessions) to the lands of the La Sabila Ranch precious and base metal deposit in southeastern Michoacan, Mexico, which is the subject of this report. The project area is located approximately 15 kilometers north and east from Paso de Nunez, Michoacan, Mexico. The Property has had some mining activity in the past although there are no known production records. There are two small open adits present southeast of the La Sabila ranch, that have little or no dumps associated with them. There are also two small adits located at the Cuendeo site south and west of the La Sabila approximately 2 kilometers. These adits are collapsed. The Cuendeo adits have a small but significant dump associated with them containing a few thousand tons of both representative sulfide ores and host rock. All mining appears to have been done manually with no evidence of mechanized mining present. The property was discovered in 1995 by La Esperanza del Oro, S.A. de C.V. Exploration on the property was conducted through the 1990s by La Esperanza Gold Explorations LTD (1996) and Mount Isa Mines (M.I.M.) Exploration Pty. LTD (19971998). All work performed through 1997 was done by La Esperanza as manager of a joint venture between La Esperanza and M.I.M. M.I.M. took over as manager of the project in 1998. In 2003, nine mining concessions were acquired by US Precious Metals de Mexico S.A. de C.V., a wholly owned subsidiary or US Precious Metals, Inc. US Precious Metals de Mexico S.A. de C.V. is the current owner of eight mining concessions at the La Sabila Project. Geochemical soil surveys in the 1990s by La Esperanza showed anomalous to ore grade readings for gold, silver and copper. The anomalies extend out several thousand feet both north and south of the previous workings. The reverse circulation (RC) drilling program was initiated and completed by both La Esperanza del Oro and M.I.M. intersected many mineralized zones. US Precious Metals is currently conducting a core drilling program on the property. Significant mineralized zones have been intersected in holes #1, #3, #5, #6, #8 #9 and #10. There are potential for environmental liabilities at the La Sabila Ranch Project site but these liabilities can be mitigated. 2

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc._________________________ Location of Required Items Per NI43-101F1 Item Title Location /Section Page Number Item: 1 Title Page Front of Report 1 Item: 2 Table of Contents Following Executive Summary 3 Item: 3 Executive Summary Following Cover Page 2 Item: 4 Introduction 1 5 Item: 5 Reliance on Other Experts 1.2 6 Item: 6 Property Description & Location 2 6 Item: 7 Accessibility, Climate, Local Resources, Infrastructure & Physiography 2.1 7 Item: 8 History 3 7 Item: 9 Geological Setting 4 9 Item: 10 Deposit Types 4.3 12 Item: 11 Mineralization 4.2.1 10 Item: 12 Exploration 5 14 Item: 13 Drilling 5.3 15 Item: 14 Sampling Method & Approach 6.0 16 Item: 15 Sample Preparation, Analysis & Security 6.1 17 Item: 16 Data Verification 6.2 18 Item: 17 Adjacent Properties 7.0 18 Item: 18 Mineral Processing & Metallurgical Testing 8.0 18 Item: 19 Mineral Resources & Reserve Estimates 9.0 19 Item: 20 Other Relevant Data & Information 10.0 25 Item: 21 Interpretation and Conclusions 11.0 25 Item: 22 Recommendations 12.0 26 Item: 23 References 13.0 27 Item: 24 Date and Signature Page 15.0 29 Item: 25 Additional Requirements for Techincal Reports on Development & Production Properties Not Applicable Item: 26 Illustrations Various, throughout the report where required 3

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Table of Contents (item 2) Executive Summary 1 Table of Contents 4 1.0 Introduction 5 1.1 Source of Data 5 1.2 Reliance on Other Experts 6 1.3 Units 6 1.4 Disclaimer 6 1.5 Site Visit 6 2.0 Property Description and Location 6 2.1 Accessibility, Climate, Local Resources, 7 Infrastructure & Physiography 3.0 History 7 4 Geology 9 4.1 Regional Geology 9 4.2 Property Geology 9 4.2.1 Mineralization 10 4.3 Ore Deposit 12 5.0 Exploration 14 5.1 Geochemical Reconnaissance 14 5.2 Induced Polarization Study 15 5.3 Drilling 15 6.0 Sampling Method and Security 16 6.1 Sample Preparations, Analysis, and Approach 17 6.2 Data Verification 18 7.0 Adjacent Properties 18 8.0 Metallurgical Processing and Metallurgical Testing 18 9.0 Mineral Resources and Reserve Estimates 19 10.0 Other Relevant Data and Information 25 11.0 Interpretation and Conclusion 25 12.0 Recommendations 26 13.0 References 27 14.0 Certificate of Qualifications 28 15.0 Signature Page 29 Appendix A 30 Appendix B 39 Appendix C 44 4

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 1.0 Introduction (item 4) US Precious Metals, Inc. is proceeding with due diligence review of the acquisition of mineral rights (concessions) to the lands of the La Sabila Ranch Project gold-silvercopper deposit located near Paseo de Nunez, Michoacan, Mexico which is the subject of this report. The project area is located approximately 14 kilometers from Paso de Nunez along a winding unpaved county road in Southern Michoacan in an area referred to as Tierra Caliente and within the mineral district called Region Minera Huetamo. (See map) Small adits are located throughout the property. Past mining conducted was unmechanized and most likely conducted by gambacinos high grading the small oxide and sulfide veins at or near the surface. Small but significant dumps totaling approximately 4000 to 5000 tons are located at the Cuendeo Site (approximately 3 miles south of the La Sabila Main Zone). Large cobbles of near solid sulfides are easily located in the streambed cutting the Cuendeo workings. No production records are available as of the writing of this report for the mining done on any of the projects property. The property was discovered in 1995 by La Esperanza de Oro, SA de CV. Exploration on the property was conducted through the 1990s by La Esperanza Gold Explorations LTD (1996) and M.I.M. Exploration Pty. LTD (1997-1998). All work performed through 1997 was done by La Esperanza as manager of a joint venture between La Esperanza and M.I.M. M.I.M. took over as manager of the project in 1998. US Precious Metals de Mexico SA de CV is the current owner of the seven mining concessions at the La Sabila Project. In 2003, seven mining concessions were acquired by US Precious Metals de Mexico SA de CV, a wholly owned subsidiary or US Precious Metals, Inc. Geochemical soil surveys in the 1990s by La Esperanza showed anomalous to ore grade readings for gold, silver and copper. The anomalies extend out several thousand feet both north and south of workings. A recirculation-drilling program carried out by La Esperanza and M.I.M. intersected many mineralized zones. US Precious Metals currently has concessions on 38,000 plus hectares surrounding the La Sabila Ranch. The concessions include Cuendeo to the south and El Zapote de Nunez to the north. 1.1 Source of Data Meetings were held with the following individuals: David Burney, President of US Precious Metals, Inc. Jose Garcia, President of US Precious Metals de Mexico de SA de CV. Juan Contreras, Geologist US Precious Metals de Mexico de SA de CV. These people were quite helpful and responded promptly to all requests for information regarding the property. 5

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ A small body of data has been preserved in reports from the 1990s. These reports contain the data collected by Esperanza and M.I.M. 1.2 Reliance on Other Experts (item 5) Miguel Silva of has been retained to assess any environmental liabilities stemming from past or future exploration, mining and milling activities. Bart Cannon of Cannon Microprobe, Inc. retained to give a detailed description of the sulfide ore mineralogy. Greg Zellner, geologist has been retained to computer model the geology from the core drill logs from US Precious Metals drilling program. 1.3 Units All references to measurements in this report conform to imperial units commonly used in the United States and used in the exploration industry. All currency is in US Dollars (USD) unless otherwise stated. 1.4 Disclaimer All information in this report that is from historical data collected and reported by persons and corporations performing mining and exploration on the La Sabila Ranch Site in the past has not been verified nor has reserve estimates in these reports been verified. 1.5 Site Visits Michael Floersch, geologist\metallurgist, CEO Applied Minerals, Inc. made numerous site visits to the bodega (warehouse) in Morelia, Mich. Mexico and the La Sabila project site beginning in February. Site visits to the La Sabila site were February 7th and 8th 2008, March 11th 2008, June 24th 2008, July 22nd 2008, and October 20th 2008. 2.0 Property Description and Location (item 6) The property consists of 8 mining concessions (Table 1) totaling 37,316.76 hectares and is located approximately 14 kilometers from Paso de Nunez along a winding unpaved county road in Southern Michoacan in an area referred to as Tierra Caliente and within the mineral district called Region Minera Huetamo. The property consists of small mountains with steep sides. Small adits are located throughout the property. Past mining conducted was unmechanized and most likely conducted by gambacinos high grading the small oxide and sulfide veins at or near the surface. Small but significant dumps totaling approximately 4000 to 5000 tons are located at the Cuendeo Site (approximately 3 miles south of the La Sabila Main Zone). Large cobbles of near solid sulfides are easily located in the streambed cutting the Cuendeo workings. US Precious Metals de Mexico SA de CV is the current owner of the eight mining concessions totaling 37,316.76 acres at the La Sabila Project. The mining concession title name, number and hectares are shown in the Table below. Note; 2.47 acres equal 1 Hectare. 6

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| | | |
|---|---|---|
| 220315 | 174.54 Has. | Solidaridad |
| 220503 | 2,162.23 Has | Solidaridad II |
| 220504 | 1.45 Has. | Solidaridad II Fr. A |
| 220505 | .0072 Has. | Solidaridad II Fr. B |
| 223444 | 294.062 Has. | Solidaridad III |
| 220612 | 149.4244 Has. | Soildaridad 4 |
| 227272 | 11,405 Has | La Sabila |
| 223119 | 921.32 Has. | La Ceiba |
| Total | 15,109.0336 Has. | |

Table 1: Total mining concessions held by US Precious Metals at La Sabila

**2.1 Accessibility, Climate, Local Resources Infrastructure and Physiography** (item7)

The La Sabila Mine Project is accessible by a state maintained gravel road from the nearest town, Paso de Nunez. On the La Sabila ranch USPR maintains all roads.

The climate of the region consists of two seasons, a dry desert like climate from November to July and a rainy season from August to October. Rainfall during the rainy season varies from 18 to 22 inches with the temperature ranging from 70 to 95 degree Fahrenheit. During the dry season temperatures during the day can easily reach 110 degrees Fahrenheit with only slight cooling in the night hours.

The infrastructure is limited at this time and although somewhat isolated the main road into the concession is well maintained. Electricity is provided by the State. One hospital is available between Caracquaro and Nocupetaro, however the hospital has limited services. Food and supplies must be obtained from Morelia however limited supplies can be purchased from Paso de Nunez, Huetamo, Caracuaro or Nocupetaro.

Physiography consists of a rugged volcanic terrain dissected by valleys and streams. Elevations vary from 100 meters above sea level to 1000 meters above sea level.

**3.0 History** (item 8)

The property was discovered and acquired by La Esperanza Gold Explorations LTD after a favorable report by their geologist Juan Contreras Vasquez in 1995. Further property acquisitions around the original concessions were made in 1996 by La Esperanza del Oro. Exploration on the property was conducted through the late 1990s by La Esperanza Gold Explorations LTD (1996) and Mount Isa Mines (M.I.M.) Exploration Pty. LTD (1997-1998). All work performed through 1997 was done by La Esperanza as manager of a joint venture between La Esperanza and Mount Isa Mining (M.I.M.) took over as manager of the project in 1998.

7

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| Drill Hole | Thickness | Au opt | Ag opt | Cu% | From | To |
|---|---|---|---|---|---|---|
| SD 97-1 | 20 m | 0.141 | 0.230 | 0.38 | 18m | 38m |
| | 2m | 0.807 | 0.446 | 0.50 | 26m | 28m |
| | 2m | 0.151 | 0.881 | 0.90 | 58m | 60m |
| | 18m | 0.193 | 0.890 | 0.72 | 122m | 140m |
| | 2m | 1.138 | 3.79 | 2.55 | 136m | 138m |
| SD 97-2 | 16m | 0.022 | 0.105 | 0.26 | 30m | 46m |
| | 2m | 0.109 | 0.534 | 0.45 | 30m | 32m |
| | 2m | 0.048 | 0.055 | 0.09 | 44m | 46m |
| | 8m | 0.031 | 0.356 | 0.43 | 70m | 78m |
| | 2m | 0.039 | 0.648 | 0.85 | 70m | 72m |
| | 2m | 0.077 | 0.764 | 0.82 | 76m | 78m |
| SD 97-3 | 2m | 0.103 | 0.061 | 0.09 | 0m | 2m |
| | 14m | 0.244 | 0.286 | 0.32 | 22m | 36m |
| | 2m | 1.331 | 1.27 | 1.58 | 22m | 24m |
| | 2m | 0.077 | 0.764 | 0.82 | 76m | 78m |
| SD-97-4 | 6m | 0.331 | 2.02 | 1.65 | 158m | 164m |
| SD-97-5 | 10m | 0.026 | 0.070 | 0.08 | 38m | 48m |
| | 2m | 0.090 | 0.125 | 0.130 | 38m | 40m |
| | 2m | 0.132 | 0.618 | 0.48 | 98m | 100m |
| SD 97-7 | 34m | 0.026 | 0.134 | 0.21 | 102m | 136m |
| | 14m | 0.042 | 0.143 | 0.24 | 102m | 116m |
| SD 97-8 | 6m | 0.260 | 0.093 | 0.09 | 14m | 20m |
| | 2m | 0.495 | 0.175 | 0.13 | 14m | 16m |
| SD 97-9 | 2m | 0.039 | 0.055 | 0.033 | 32m | 34m |
| | 2m | 0.045 | 0.006 | 0.010 | 52m | 54m |
| | 4m | 0.064 | 0.020 | 0.030 | 62m | 66m |
| SD 97-10 | 2m | 0.029 | 0.195 | 2.60 | 30m | 32m |
| SD97-11 | 16m | 0.019 | 0.957 | 0.61 | 54m | 70m |
| | 4m | 0.035 | 2.16 | 1.47 | 66m | 70m |
| | | | | | | |

Table 2: The above table is taken from the Michael Druecker (1997)
Note: All data is disclosed as reported by Michael Druecker. Gold and silver values have been converted from grams per ton and ppm to ounces per ton to standardize the table.

In October of 1997, eleven RC holes totaling 1780 meters were drilled by Michael Druecker for MIM. Druecker concluded the mineralization was associated with steeply dipping quartz sulfide veins that contain ore grade gold silver and copper over significant widths. The quartz sulfide veins occur within a 2.5 kilometer long IP anomaly. A copy of the map illustrating the area can be seen in Figure 1. The significant results of the drilling campaign completed by Michael Druecker, December 18, 1997 and prepared for MIM. Exploration Pty.Ltd. are disclosed in Table 2.

8

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 4.0 Geologic Setting (item 9) 4.1 Regional Geology La Sabila lies within the geographic region of southern Michoacan referred to as Tierra Caliente and within the mineral district called Region Minera Huetamo. The property also lies to the south of the Trans-Mexican Volcanic belt. This geographic region is characterized by rugged volcanic mountain terrain. The surface volcanics consist of Tertiary rhyolites and andesites with granitic intrusives. The regional geology consists of a north-northwest trending anticlinal sequence, believed to be the Tzitzio-Huetamo Anticline, of upper Jurassic and lower Cretaceous sedimentary rocks and volcanic andesites. Ebert, S. (1997), Druecker M. (1997) and Smith D., (1997) believed the Jurassic-Cretaceous units to be phyllites metamorphosed to a greenschist phase of metamorphism. Core drilling by US Precious Metals suggests that little to no metamorphism of the blackshales, and mudstones has taken place in the upper sediments (above 900 feet). However, Hole #11 was drilled to a depth of 1200 feet at a -55 degree inclination. A black shale encountered at the bottom of the hole may be demonstrating a very weak schistosity in the bedding planes of the shale. This characteristic is suggestive of low grade metamorphism. 4.2 Property Geology The geology of the 38,000 acre concession as established by past and current drilling consists of a stratigraphic sequence of mudstones, black shales and interbedded andesites, to a depth of at least 1200 feet, which have been folded and faulted and are believed to lie on the west edge of the Tzitzio-Huetamo anticline. The age of this sedimentary sequence was reported by Hot Springs Gold Corporation as Jurassic to Upper Cretaceous in age. Many intervals appear to have undergone soft sediment deformation and associated brecciation. Quartz dikes and potentially interbedded quartz layers are enriched in pyrite and chalcopyrite and can be characterized as quartz sulfide veins typical of porphyry copper systems. Additionally preliminary microprobe work has identified various tellurides suggesting the potential for rare PGMs. In some of the interbedded andesites weakly dessimnated pyrite has been observed. US Precious Metals drilling has identified a sedimentary sequence, believed to be Cretaceous black shales and mudstones with interbedded units of andesites. The stratigraphy is folded and includes the interbedded andesites. Andesite contact with the mudstones and shales indicates that the magma flowed out onto the sea floor and was laid down noncomformably or disconformably on top of the sea floor sediments in semi- regular intervals. On the other hand, the sediments overlying the andesites are conformable. This scenario is consistent with fluid inclusion studies completed by Jim Reynolds work as noted in the Shane Ebert report of 1997. It should be noted the Druecker (1997) identified the andesites as fine grained quartzites. The stratigraphy thus far in this drilling campaign, is dominated by steeply dipping black shales and mudstones with abundant interbedded andesite beds. The quartz and dolomite veining appears to be steeply dipping also and possibly concentrated in the crest of the folds. Often well brecciated intervals with both dolomite and quartz matrix have been observed in the core. Diorite dikes and small intrusive bodies of diorite were identified and mapped by M.I.M. These diorites may not be the source of mineralization but may have played a 9

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.
role in mobilizing or remobilizing the mineralization. No phaneritic intrusive igneous rocks have been identified or observed to date.

The property is heavily faulted. Shane Ebert (1997) reported the area as dominated by a north south striking east dipping thrust fault placing Jurassic to Cretaceous phyllite-quartzite over unmetamorphosed Cretaceous sandstone conglomerate. US Precious Metals drilling has not identified either the Cretaceous sandstone-conglomerates nor the green schist facies metamorphosed sequences reported by Ebert.

### 4.2.1 Mineralization (item 11)
The mineralization at La Sabila consists mainly of pyrite and chalcopyrite in varying proportions. (Photos 4.1, 4.2 & 4.4) Gold and silver have been identified in assays however, no petrographic studies of the ore have been completed to date by US Precious Metals. Both gold and silver do occur within both sulfides. In addition, traces of sphalerite, galena, chalcocite, arsenopyrite and native copper have been observed. Preliminary results of scanning electron microprobe analysis by Cannon Microprobe, Inc. has revealed a number of tellurides and complex bismuth sulfides including hessite, calaverite, tellurobismuthinite, benleonardite, eskomite, matildite and acanthite.

The mineralization occurs as sulfides in quartz and quartz-dolomite veins as massive intercepts and as disseminated grains within the veins and veinlets. Intercepts of solid or near solid sulfides measuring 1 foot to several feet have been encountered in several holes.

| | | | | | |
|---|---|---|---|---|---|
| LS 08-3 | LS 08-3-43 | 282-284 | 0.045 | 6.96 | 2.18 |
| LS 08-3 | LS 08-3-44 | 284-286 | 0.104 | 7.90 | 1.35 |
| LS 08-3 | LS 08-3-45 | 286-288 | 0.124 | 3.38 | 1.20 |
| LS 08-3 | LS 08-3-46 | 288-290 | 0.070 | 6.17 | 0.96 |
| LS 08-3 | LS 08-3-51 | 300-302 | 0.015 | 2.19 | 1.10 |
| LS 08-3 | LS 08 3-52 | 302-304 | 0.021 | 1.08 | 0.35 |
| LS 08-3 | LS 08-3-53 | 304-306 | 0.009 | 0.43 | 0.11 |
| LS 08-3 | LS 3-08-54 | 306-308 | 0.005 | 1.08 | 0.02 |
| LS 08-3 | LS 08-3-55 | 308-310 | 0.020 | 3.00 | 1.05 |
| LS 08-3 | LS 08-3-56 | 310-312 | 0.060 | 4.98 | 2.51 |
| LS 08-3 | LS 3-08-57 | 312-314 | 0.015 | 1.59 | 0.24 |
| LS 08-6 | LS 08-6-10 | 240-242 | 0.049 | 0.96 | 0.91 |
| LS 08-6 | LS 08-6-11 | 242-244 | 0.040 | 1.20 | 1.18 |
| LS 08-6 | LS 08-6-12 | 244-246 | 0.020 | 1.40 | 1.97 |
| LS 08-6 | LS 08-6-13 | 246-248 | 0.580 | 0.82 | 0.17 |
| LS 08-6 | LS 08-6-14 | 248-250 | 0.321 | 0.94 | 1.63 |
| LS 08-6 | LS 08-6-15 | 250-252 | 0.053 | 2.55 | 2.95 |

Table3: The above table shows the variability across vein systems in drill hole numbers 3 and 6. Many of the mineralized drill core intercepts show this segregation of metals across the veins. See Appendix B

10

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.
Chris Christopherson of Chris Christopherson, Inc. (CCI) has reported the beads from fire assay are discolored indicating another or other elements are caring through the furnace. This usually though not always is attributed to Platinum Group Elements. Samples sent to Stillwater Mining showed a X-ray fluorescence analysis bearing platinum. Currently, CCI is trying to collect enough beads form fire assay to run by ICP analysis to confirm PGEs. Samples have also been sent to ALS Chemex to confirm or deny the presence of PGEs in the La Sabila ores.


HOLE # 5, LA SABILA
Box 43
402'
Photo 4.1 is a classic example of the mineralization. Here, chalcopyrite and pyrite occur as disseminated grains and blebs within a quartz host.



Photo 4.2: Pyrite and chalcopyrite occurring as disseminated grains in quartz-dolomite veinlets within the host rock. The photo shows crosscutting fractures within the stratigraphy frequently containing sulfides, quartz and dolomite.

11

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Photo 4.3: Vein #4 at La Sabila Site. The vein strikes ~N50oE, dips SE 72o. The vein appears to have been intersected in Holes LS08-1 and LS08-2. The vein narrows slightly with depth and the grades fall. 4.3 Ore Deposit type (item 10) The mineralization has similarities consistent with volcanogenic massive sulfide (VMS) and porphyry type deposits. No determinations by the geology staff have been made at the writing of this report. Advanced argillic alteration is present in surface outcrops in the Main Zone, discovered by MIM and drilled in 1997-98. Gold, silver and copper values have an uneven distribution as suggested by the assay results. (Table 3) Gold in assays have values in excess of 0.160 ounces per ton in specific intervals and in several of the core assays 0.500 ounces per ton gold or greater have been verified by check assays. Quartz sulfide veins are typical as indicated in the drill core. Kupperschafer style mineralization has been suggested by Bart Cannon of Cannon Microprobe. No research into these types of deposits has been completed. A porphyry style deposit has been suggested by Mike Druecker (1997) in his independent report for M.I.M. Fluid inclusion studies reported by Druecker though nonconclusive, suggested a low temperature ((200o C) hydrothermal solutions were the source of mineralization. This also suggests that the magmatic source of the fluids is distal. Detailed petrographic studies will be necessary before a determination as whether the ore deposits at the La Sabila site is a porphyry or VMS type system. Samples are being currently collected for these studies. A Hill located north and west of the Main Zone, coordinates 14Q 03011533 Easting 2095962 Northing of the NAD WGS 84 is composed of mostly quartz with drusy quartz The hill is approximately 1230 feet long by 325 feet wide and a vertical relief of approximately 100 feet. It is elongated in a north-south direction. Niton X-ray fluorescence analyzer showed an antimony anomaly of 150 to 320 ppm, a tin anomaly of 12

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 120 to 220 ppm. A grab sample was collected for a 30 element ICP scan. Results of are pending. The hill may represent a quartz blow out indicative of a porphyry type deposit below. The site has been chosen for a future drill target with three drill holes planned. Advanced argillic alteration zones outcrop on the surface in La Esperanza and Mount Isa Mines Main Zone. (Photo 4.5) This argillic alteration zone lies adjacent to an outcrop of copper oxide. Two 30 foot channels samples collected across this 60 foot zone of copper assayed 3.16% and 3.45% Photo 4.4: Typical quartz sulfide vein from the La Sabila ranch concession referred to as Solidaridad by La Ezperanza and M.I.M. 13 a Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Photo 4.5: The above photo is of an outcrop of advanced argillic alteration. Assay results indicate 0.010 opt Au and 0.44 opt Ag. A quartz brecciated quartz vein within the advanced argillic alteration assayed 0.008 opt Au and 0.30 opt Ag. copper. This is suggestive of a copper porphyry system, but does not rule out a VMS deposit. 5.0 Exploration (item 12) USPR initiated a drilling campaign at La Sabila in February of 2008. The initial strategy was to confirm the drilling results published by MIM. To date several of the core drill holes have confirmed MIM results though it has not supported M.I.M.s model. US Precious Metals geology staff has identified a number of drill targets. Targets include the Main Zone, the North Zone, Drusy Quartz Hill, Cuendeo, Vein #4 and a large vein structure outcropping in a road cut to the south of the Main Zone. Ten core drill holes have been drilled to date, October 30, 2008 by US Precious Metals. 5.1 Geochemical Reconnaissance A geochemical reconnaissance, i.e. soil survey was performed by La Esperanza del Oro in 1997. The geochemical survey consisted of 564 samples collected on a grid pattern of N6700, N2300 and E6050, E3600. The lines were spaced irregularly, 100 to 400 meters apart, and staked at 50 meter stations. The reconnaissance revealed multiple anomalous zones for gold. Some data was collected on silver and copper but appears to have been spotty or not reported. 14

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 5.2 Induced Polarization Study An induced polarization study was also performed for La Esperanza in February and March 1997. The study identified a potential sulfide anomaly approximately 5 kilometers long (north-south) and 0.5 kilometers wide (east-west). The anomaly extended from south of Cuendeo, north to an area referred to as the North Zone which lies beyond the La Sabila ranch to the north. According to both Terry Harvey and Chuck Ager, Vancouver based geophysicists, this IP response is caused, in part, by the presence of pyrite, either disseminated or in massive veins. Ebert, S. (1997). Eberts report goes on to say that graphite in a phyllite unit at depth was tested by Chuck Ager and found it to be somewhat chargeable. This raised a question as to how much of the anomaly was due to sulfides and how much due to graphite. Both Ebert and the Ager believed the graphite to be a result of mineralizing events that overprinted the regionally metamorphized phyllites Ebert, S. (1997). No graphite has been observed in the core drilled by USPR. This suggests the IP anomally is a result of the sulfide mineralization in quartz veins within the andesites, shales and mudstones. 5.3 Drilling (item 13) La Esperanza and M.I.M. both conducted reverse circulation drilling programs in 1997 and 1998. The number of total meters drilled is unclear; La Esperanza claims 1766 meters Ebert, S. (1997) and 1780 meters Druecker, M. (1997) were drilled in holes 97-1 through 97-11. M.I.M. drilled an additional 9 RC holes, 98-12 through 98-20 in 1998. No log data or assay data from these holes were available. US Precious Metals began a core drilling program in February 2008. To date, 10 holes, LS08-1 through LS08-10 are completed with 2 holes, LS08-11 and LS08-14, in progress. A total of approximately 3000 meters have been completed. Moderate to strong sulfide mineralization in the form of quartz-dolomite-sulfide veins and veinlets have been intersected in all but holes LS08-4 and LS08-7, although chalcopyrite was observed in small amounts in both drill holes. The initial drill program was designed to validate the drilling campaigns from 1997. The drill program has validated the exploration from the 1990s but with one major difference. Druecker, M. (1997) reports the vein systems to be thinning at depth and widening toward the surface. With the exception of Vein #4, the drill core data by US Precious Metals indicates the veins are narrowing as they approach the surface and widening at depth. Because conditions at the site in February 2008 did not permit a drill to access the Main Zone, holes LS08-1, LS08-2 and LS08-3 were drilled in close proximity to a vein outcropping in a road cut that measures 7 to 9 feet wide striking ~N60 E and dipping ~72 SE. (Photo 4.3) Hole LS08-1 was drilled at -90 and is believed to have intersected the vein at a depth of 164 feet to 180 feet. Hole LS08-2 was drilled at -70 degrees bearing 250 and is believed to have intersected the vein at 98 to 106 feet. These holes indicate the vein is thinning slightly, true width is 6 feet wide in hole LS08-2 and 5.2 feet wide in 15

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

LS08-1. The vein mineralization is narrowing slightly with depth, although veins typically thicken and thin laterally and vertically. A channel sample of the vein in outcrop ran 0.062 opt Au, 17.1 opt Ag, and 7.16% Cu. In addition native gold was observed in samples taken from the surface exposure of the vein. The 6 foot (true width) intercept in hole LS08-2 had a weighted average of 0.003 opt Au, 0.069 opt Ag, and 0.514% Cu. While the 5.2 foot (true width) intercept in hole LS08-1 had a weighted average of 0.092 opt Au, 0.31 opt Ag and 0.03% Cu.

Holes LS08-4 through LS08-11 were drilled at the same general locations as the RC drill holes 97-1 through 97-5 as reported by La Esperanza. These holes have helped locate the ore zones discovered by La Esperanza and M.I.M. as well as preformed some definition drilling for ore reserves. These holes have helped define a model for the vein systems found. (Table 4)

## US Precious Metal's La Sabila Project Completed Core Holes

| Hole # | Easting | Northing | Bearing | Inclination |
|---|---|---|---|---|
| LS08-1 | 0301604 | 2095650 | NA | -90 |
| LS08-2 | 0301604 | 2095650 | 250 | -70 |
| LS08-3 | 0301604 | 2095650 | 180 | -70 |
| LS08-4 | 0301945 | 2095720 | NA | -90 |
| LS08-5 | 0301945 | 2095720 | 270 | -70 |
| LS08-6 | 0301945 | 2095720 | 290 | -70 |
| LS08-7 | 0301945 | 2095720 | 250 | -70 |
| LS08-8 | 0301945 | 2095720 | 310 | -55 |
| LS08-9 | 0301859 | 2095684 | 330 | -70 |
| LS08-10 | 0301859 | 2095684 | 330 | -55 |
| LS08-11 | 0301945 | 2095720 | 265 | -50 |

Table 4 Note: The coordinates are in NAD WDS 84

### 6.0 Sampling Method & Approach (item 14)

Little is known of sampling methods and approach made by La Esperanza or M.I.M. The assays from both the geochemical survey were preformed by American Assay Lab, Reno, Nevada. The RC drill holes 97-1 through 97-11 had Au analysis performed also by American Assay Lab, Reno with Au checks and all other elements performed at ALS Chemex Labs, Reno and Vancouver, Canada.

US Precious Metals hired Applied Minerals, Inc. in February 2008 to establish and manage a" chain of custody" for all core and samples sent for assay. Applied Minerals contracted Chris Christopherson, Inc. of Kellogg, Idaho to perform assay analysis on all core, channel, and grab samples collected. Chris Christopherson, Inc. is an umpire assay laboratory, well known in the industry. Chris Christopherson, Inc. has been on the list of umpire assayers for a number of major mining companies throughout North America.

16

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ The chain of custody papers (Figure 6.0) follow the core samples from the field to the warehouse in Morelia, Michoacan, Mexico to Kellogg, Idaho. The core is washed logged and cut in half by diamond saw. Where mineralization occurs and is distributed evenly in the core, one half of the core is quartered and is sampled in two foot sections. Three- quarters of the core remaining is saved in the event the original sample is lost in shipment. If the mineralization is not distributed evenly then the core is cut so as two halves best represent the whole core. One half is sent in two foot sections for assay. Chain of custody papers are sent along with the samples to Applied Minerals, Inc. in Thompson Falls, Montana. The samples are hand carried to Chris Christopherson, Inc. in Kellogg, Idaho. The samples are relinquished to the lab. Applied Minerals retains a copy of the chain of custody papers and a copy is released to US Precious Metals. Assay results are reported to Applied Minerals and the originals are passed on to US Precious Metals for their files and records. Figure 6.0: Shows a copy of the chain of a Custody papers for sampling handling at US Precious Metals La Sabila project. 6.1 Sample Preparation, Analysis & Security (item 15) Samples are crushed in a 3x 5 Braun Chipmunk lab jaw crusher and crushed to minus inch . The entire sample is passed through the jaw crusher. The sample is split utilizing a standard laboratory sample splitter. The sample is split down to approximately 200 grams. The split sample is then pulverized in Bico Braun lab pulverizer to -100 mesh. The pulps are then weighed into one assay ton samples unless the sample is high 17

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ in sulfides. If the the sample is high in sulfides then a one half assay ton sample is weighed. A one assay ton sample is equal to 29.1666 grams. Standard gravametrical fire assay technique is employed for determination of gold and silver. Copper, lead and zinc analysis are performed by aqua regia digestion with AA finish. Data for assays reported with footages to date by Chris Christopherson, Inc. for the samples submitted by US Precious Metals for their La Sabila Project can be seen in Appendix A. Check samples for a second lab have been chosen and pulled for shipment to ALS Chemex in Reno, NV. Currently, ALS Chemex is reporting a 90 to 120 day turn around for samples. At the time of this report some assay results from ALS Chemex are expected. 6.2 Data Verification (item 16) Chris Christopherson, Inc. performs standard QA/QC procedures which include the use of blanks, duplicates (checks), spikes and standard additions. Random checks were performed on sample runs in which the metal values exceeded background levels. Checks were performed on all samples in which gold levels exceeded 0.25 opt to insure there was no cross contamination occurring in the handling and furnacing of the samples. Check samples were also performed on AA analysis of base metals. Check sample data performed on La Sabila project assays may be viewed in Appendix A. 7.0 Adjacent Properties (item 17) US Precious Metals holds the mineral rights on 8 contiguous mining concessions at the La Sabila site. The concessions total 15,109.0336 hectares (37137.76 acres). Peoles Mining is believed to have acquired the mining concessions surrounding US Precious Metals concessions after an unsuccessful bid to acquire the La Sabila, Solidaridad, and the La Ceiba concessions. There are no known exploration programs on the surrounding properties at the time of this report. The closest known operating mine is the El Baztan del Cobre Mine. El Baztan is located approximately 30 miles southwest of La Sabila and has been mined continuously for over 100 years. El Baztan produces a pyhrrotite-chalcopyrite concentrate that is shipped to smelters in the Far East. 8.0 Metallurgical Processing & Metallurgical Testing (item 18) The La Sabila project is still in an exploration phase of development. As of the date of this report no metallurgical studies or testing has been performed. Before any metallurgical testing is started a study of the distribution of metals within the sulfides should be a priority. Assay data in conjunction with visual observations of the mineralized zones in the drill core suggest that the gold may be concentrated in the pyrite, while the silver may be concentrated with the copper in the copper bearing sulfides. 18

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Metallurgical testing should attempt to separate the copper/silver bearing sulfides from the gold bearing sulfides. Currently, US Precious Metals is in contact with Corby Anderson and Hank Rawlins of the Montana School of Mines to run a flow chart on the ore from La Sabila ores for the purpose of metallurgical testing. US Precious Metals will need to acquire approximately 20 pounds of material that best represents the ore at La Sabila to begin this testing. 9.0 Mineral Resources & Reserve Estimates (item 19) A resource and reserve estimate has been calculated from the initial footages and assay findings in Holes LS08-1 through LS08-10. The latest down hole data now suggests that Vein systems 1 & 2 are converging on each other from the southwest and meet somewhere between holes LS 08-6 and LS 08-8. The data, in general, also suggests that the veins are narrowing as they approach the surface. Greg Zellner, consulting geologist utilizing geologic 3D software, calculated vein dips and factors for calculating true widths. A copy of his report is located in Appendix C. Based on this model a resource calculation for these two veins is as follows: Proven: Vein system #1 Consists of veins hit in Holes LS08-5, LS08-6, and LS08-8,. 3D modeling suggests that these veins were the first vein down hole in LS08-6 and LS08-8 and the second vein intercepted in LS08-5. The vein system currently is 200 feet in length and 250 feet vertical. Weighted averages were calculated by the following formulas. LS08-5 Vein #2 (7.0)(0.166 opt Au) = 1.162 (7.0)(0.75 opt Ag) = 5.25 (7.0)(0.514% Cu) = 3.598 LS08-6 Vein #1 (8.1)(0.151 opt Au) = 1.223 (8.1)(1.16 opt Ag) = 9.396 (8.1)(1.32% Cu) = 10.692 LS08-8 Vein #1 (3.5)(0.050 opt Au) = 0.175 (3.5)(1.29 opt Ag) = 4.515 (3.5)(2.46% Cu) = 8.61 3.5+8.1+7.0 = 18.6 Average vein width = 18.6/3 = 6.2 Au = 2.560/ 18.6 = 0.138 opt Au Ag = 19.161/18.6 = 1.03 opt Ag Cu = 22.9/18.6 = 1.23% Cu (6.2W)(200L)(250H)( 0.15 ton / Ft3) = 46,500 tons 46,500 tons x 0.138 opt Au = 6,417 oz Au 19

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 46,500 tons x 1.03 opt Ag = 47,895 oz Ag 46,500 tons x 1.23% Cu = 576 tons Cu Vein system #2 Consists of veins hit in Holes LS08-5, LS08-6, and LS08-8, LS08-9, and LS08-10 3D modeling suggests that these veins were the third vein down hole in LS08-5 and LS08-8 and the second vein intercepted in LS08-6, LS08-9 and LS08-10. The vein system currently is 390 feet in length and 300 feet vertical. Weighted averages were calculated by the following formulas. LS08-5 Vein #3 (8.1)(0.404 opt Au) = 3.274 (8.1)(1.80 opt Ag) = 14.58 (8.1)(0.950% Cu) 7.695 LS08-6 Vein #2 (7.0)(0.382 opt Au) = 2.674 (7.0)(0.44 opt Ag) = 3.08 (7.0)(0.137% Cu) = 0.959 LS08-8 Vein #1 (17.4)(0.0.206 opt Au) = 3.5844 (17.4)(0.88 opt Ag) = 15.312 (17.4)(1.06% Cu) = 18.444 LS08-9 Vein #2 (10.4)(0.0.146 opt Au) = 1.5184 (10.4)(1.46 opt Ag) = 15.184 (10.4)(1.19 % Cu) = 12.367 LS08-10 Vein #2 (9.0)(0.200 opt Au) = 1.8 (9.0)(1.71 opt Ag) = 15.39 (9.0)(1.63% Cu) = 14.67 8.1+7.0 + 17.4 + 10.4 +9.0 = 51.9 Average vein width = 51.9/5 = 10.6 Au = 12.849/ 51.9 = 0.248 opt Au Ag = 63.546/51.9 = 1.22 opt Ag Cu = 54.144/51.9 = 1.04% Cu (10.6W)(390L)(300H)(0.15 ton / Ft3) = 186,030 tons 186,030 tons x 0.248 opt Au = 46,135 oz Au 186,030 tons x 1.22 opt Ag = 226,957 oz Ag 186,030 tons x 1.04% Cu = 1935 tons Cu Reserves for veins systems in holes other than Vein system #1 and #2 were calculated using the following formulas. LS08-3 Vein #1 (4.6W)(100L)(100H)(0.15 ton / Ft3) = 6,900 tons 6,900 tons x 0.083 opt Au = 573 oz Au 20

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 6,900 tons x 6.17opt Ag = 42,573 oz Ag 6,900 tons x 1.42% Cu = 99 tons Cu LS08-3 Vein #2 (8.1W)(100L)(100H)(0.15 ton / Ft3) = 12,150 tons 12,150 tons x 0.020 opt Au = 243 oz Au 12,150 tons x 2.05 opt Ag = 24,907.5 oz Ag 12,150 tons x 0.768% Cu = 90 tons Cu LS08-5 Vein #1 (3.5W)(75L)(75H)(0.15 ton / Ft3) = 2,953 tons 2,953 tons x 0.101 opt Au = 298 oz Au 2,953 tons x 1.44 opt Ag = 4,253 oz Ag 2,953 tons x 1.05% Cu = 31 tons Cu LS08-5 Vein #4 (4.6W)(100L)(100H)(0.15 ton / Ft3) = 6,900 tons 6,900 tons x 0.056 opt Au = 386 oz Au 6,900 tons x 2.48opt Ag = 17,112 oz Ag 6,900 tons x 2.16% Cu = 149 tons Cu LS08-5 Vein #5 (5.8W)(100L)(100H)(0.15 ton / Ft3) = 8,700 tons 8,700 tons x 0.137 opt Au = 1,192 oz Au 8,700 tons x 0.58opt Ag = 5,046 oz Ag 8,700 tons x 0.238% Cu = 21 tons Cu LS08-5 Vein #6 (5.8W)(100L)(100H)(0.15 ton / Ft3) = 8,700 tons 8,700 tons x 0.015 opt Au = 130.5 oz Au 8,700 tons x 1.56 opt Ag = 13,572 oz Ag 8,700 tons x 0.580% Cu = 50 tons Cu LS08-10 Vein #1 (10.8W)(75L)(75H)(0.15 ton / Ft3) = 9,110 tons 9,110 tons x 0.039 opt Au = 355 oz Au 9,110 tons x 0.53 opt Ag = 4,828 oz Ag 9,110 tons x 0.167% Cu = 15 tons Cu LS08-10 Vein #3 21

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.
(7.2'W)(100'L)(100'H)(0.15 ton / $Ft^3$) = 10,800 tons

10,800 tons x 0.069 opt Au = 745 oz Au
10,800 tons x 1.03 opt Ag = 11,124 oz Ag
10,800 tons x 0.558% Cu = 60 tons Cu

LS08-10 Vein #5
(9.0'W)(100'L)(100'H)(0.15 ton / $Ft^3$) = 13,500 tons

13,500 tons x 0.071 opt Au = 958.5 oz Au
13,500 tons x 0.39opt Ag = 5,265 oz Ag
13,500 tons x 0.236% Cu = 32 tons Cu

**Summary of Proven Reserves**

| Vein system | Tonnage | Ounces Au | Ounces Ag | Tons Cu |
|---|---|---|---|---|
| Vein #1 | 46,500 | 6,417 | 47,895 | 572 |
| Vein #2 | 186,030 | 46,135 | 226,957 | 1935 |
| LS08-3 Vein #1 | 6,900 | 572 | 42,573 | 99 |
| LS08-3 Vein #2 | 12,150 | 243 | 24,908 | 93 |
| LS08-5 Vein #1 | 2,953 | 298 | 4,253 | 31 |
| LS08-5 Vein #4 | 6,900 | 386 | 17,112 | 149 |
| LS08-5 Vein #5 | 8,700 | 1,192 | 5,046 | 21 |
| LS08-5 Vein #6 | 8,700 | 130.5 | 12,572 | 50 |
| LS08-10 Vein #1 | 9,110 | 355 | 4,828 | 15 |
| LS08-10 Vein #3 | 10,800 | 745 | 11,124 | 60 |
| LS08-10 Vein #5 | 13,500 | 958.5 | 5,265 | 32 |
| Total | 311,343 | 57,432 | 403,532 | 3,057 |
| Grade | | 0.184 opt | 1.30 opt | 0.982% |

Probable reserves were determined by extrapolating the known vein systems horizontally on strike and maintaining the vertical and widths dimensions for Vein systems # 1 and #2. The other veins encountered in LS08-3, LS08-5 and LS08-10 probable reserves were calculated by extrapolating both the horizontal and the vertical dimensions of the veins.

Probable:
Vein system #1

(6.2'W)(550'L)(250'H)( 0.15 ton / $Ft^3$) = 127,875 tons

127,875 tons x 0.138 opt Au = 17,647 oz Au
127,875 tons x 1.03 opt Ag = 131,711 oz Ag

22

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 127,875 tons x 1.23% Cu = 1,573 tons Cu Vein system #2 (10.6W)(1000L)(300H)(0.15 ton / Ft3) = 477,000 tons 477,000 tons x 0.248 opt Au = 118,296 oz Au 477,000 tons x 1.22 opt Ag = 581,940 oz Ag 477,000 tons x 1.04% Cu = 4,961 tons Cu LS08-3 Vein #1 (4.6W)(250L)(200H)(0.15 ton / Ft3) = 34,500 tons 34,500 tons x 0.083 opt Au = 2,863.5 oz Au 34,500 tons x 6.17opt Ag = 212,865 oz Ag 34,500 tons x 1.42% Cu = 490 tons Cu LS08-3 Vein #2 (8.1W)(250L)(200H)(0.15 ton / Ft3) = 60,750 tons 60,750 tons x 0.020 opt Au = 1,215 oz Au 60,750 tons x 2.05 opt Ag = 124,537.5 oz Ag 60,750 tons x 0.768% Cu = 467 tons Cu LS08-5 Vein #1 (3.5W)(150L)(150H)(0.15 ton / Ft3) = 11,812 tons 11,812 tons x 0.101 opt Au = 1,193 oz Au 11,812 tons x 1.44 opt Ag = 17,009 oz Ag 11,812 tons x 1.05% Cu = 124 tons Cu LS08-5 Vein #4 (4.6W)(200L)(200H)(0.15 ton / Ft3) = 27,600 tons 27,600 tons x 0.056 opt Au = 1,546 oz Au 27,600 tons x 2.48opt Ag = 68,448 oz Ag 27,600 tons x 2.16% Cu = 596 tons Cu LS08-5 Vein #5 (5.8W)(200L)(200H)(0.15 ton / Ft3) = 34,800 tons 34,800 tons x 0.137 opt Au = 4,768 oz Au 34,800 tons x 0.58opt Ag = 20,186 oz Ag 34,800 tons x 0.238% Cu = 83 tons Cu LS08-5 Vein #6 23

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

(5.8'W)(200'L)(200'H)(0.15 ton / $Ft^3$) = 34,800 tons

34,800 tons x 0.015 opt Au = 522 oz Au
34,800 tons x 1.56 opt Ag = 54,288 oz Ag
34,800 tons x 0.580% Cu = 202 tons Cu

LS08-10 Vein #1
(10.8'W)(150'L)(150'H)(0.15 ton / $Ft^3$) = 36,450 tons

36,450 tons x 0.039 opt Au = 1,422 oz Au
36,450 tons x 0.53 opt Ag = 19,319 oz Ag
36,450 tons x 0.167% Cu = 58 tons Cu

LS08-10 Vein #3
(7.2'W)(200'L)(200'H)(0.15 ton / $Ft^3$) = 43,200 tons

43,200 tons x 0.069 opt Au = 2,981 oz Au
43,200 tons x 1.03 opt Ag = 44,496 oz Ag
43,200 tons x 0.558% Cu = 241 tons Cu

LS08-10 Vein #5
(9.0'W)(200'L)(200'H)(0.15 ton / $Ft^3$) = 54,000 tons

54,000 tons x 0.071 opt Au = 3,834 oz Au
54,000 tons x 0.39opt Ag = 21,060 oz Ag
54,000 tons x 0.236% Cu = 127 tons Cu

**Summary of Probable Reserves**

| Vein system | Tonnage | Ounces Au | Ounces Ag | Tons Cu |
|---|---|---|---|---|
| Vein #1 | 127,647 | 118,296 | 131,711 | 572 |
| Vein #2 | 477,000 | 17,647 | 581,940 | 1935 |
| LS08-3 Vein #1 | 34,500 | 2,863.5 | 212,865 | 99 |
| LS08-3 Vein #2 | 60,750 | 1,215 | 124,637 | 93 |
| LS08-5 Vein #1 | 11,812 | 1,193 | 17,009 | 31 |
| LS08-5 Vein #4 | 27,600 | 1,546 | 68,448 | 149 |
| LS08-5 Vein #5 | 34,800 | 4,768 | 20,184 | 21 |
| LS08-5 Vein #6 | 34,800 | 522 | 19,319 | 50 |
| LS08-10 Vein #1 | 34,450 | 1,422 | 44,496 | 15 |
| LS08-10 Vein #3 | 43,200 | 2,981 | 21,060 | 60 |
| LS08-10 Vein #5 | 54,000 | 3,834 | 21,060 | 32 |
| Total | 942,559 | 156,288 | 1,295,857 | 8,922 |
| Grade | | 0.165 opt | 1.37 opt | 0.947% |

24

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 10.0 Other Relevant Data & Information (item 20) US Precious Metals has retained Dr. Miguel Angel Silva Farias of Servi-Ambiental El Bosque de S.A. de C.V. to handle environmental issues for the La Sabila Ranch project. Dr. Silva has played an instrumental role in procuring the permits needed from the Mexican government to push the project forward to its present standing. Continuing a relationship with Servi-Ambiental El Bosque de S.A. de C.V. or another engineering firm capable of assessing the current environmental issues and any future issue that may arise should remain a priority of US Precious Metals. The road from Paso de Nunez to the project site will need to be addressed prior to construction of any mine or mill site. Currently, the road is a state maintained dirt road. The road is narrow and windy, which washes out and needs repair during the rainy season (August through October). US Precious Metals is in the process of investigating the cost of improving the road. What permitting will be required to improve the road and if there are any programs or funding avaiable from the Mexican government that may help offset these costs should be investigated. US Precious Metals has a NI43-101 for surface and preliminary investigation of the property performed by Dr. Gerald Harper in 2003. 11.0 Interpretation and Conclusion (item 21) The geology at the La Sabila Ranch site contains many features indicative of both a volcanogenic massive sulfide and a porphyry copper type deposits. The source intrusives have not at present been defined by the current or past drilling campaigns. The current drilling campaign has defined a series of vein systems containing ore grade concentrations of gold, silver and copper. These vein systems strike N50-70oE and dip steeping to the SE. Two of the veins systems, Vein system #1 and #2 appear to be converging as they approach the vicinity of LS08-8. Hole LS08-8 shows only one vein system where these two veins should converge and has an intercept of 17.4 feet true width. Further drilling to the north of LS08-8 will confirm this interpretation and could greatly increase the reserves. The early core drill hole data strongly suggests that the silver tends to run with copper and not with the gold. Assay data from the veins intercepted in LS08-3 may indicate a single mineralizing event in which copper and silver were deposited in higher concentrations one side of the vein system while gold segregated on the other side. While in the second vein in close proximity to the first vein show no segregation of metals though the gold ratio is extremely low compared to copper and silver. These same metal sequences can be seen in many of the ore zones intercepted. See assay data in Appendix A and charts and graphs in Appendix C. The potential for PGEs exists at the La Sabila ores though these ore types are not generally known to carry these elements. Stillwater Mining reported a platinum peak by X-ray fluorescence in three sulfide samples sent to them. CCI also reports a discoloration of the gold beads from fire assay of the samples from La Sabila and is currently trying to determine the cause of the 25

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ discoloration. Samples have also been sent to ALS Chemex and Cannon Microprobe, Inc. for analysis of PGEs. To date all drilling by US Precious Metals has been focused on what La Esperanza and M.I.M. termed the Main Zone. This zone comprises approximately 5 acres of the 37,316.76 acres of contiguous mining concessions held by US Precious Metals at the La Sabila Ranch site. The previous concession holders discovered a 2.5 kilometer by 0.5 kilometer IP anomaly. Drilling by US Precious Metals has confirmed that this anomaly in the Main Zone is dominated by a sulfide ore emplacement. Several other zones of potential ore emplacement exist on the property. Further exploration within the known IP anomaly will be necessary to prove ore emplacement. The property holdings at La Sabila Ranch by US Precious Metals are enormous and are largely, 99.9%, unexplored. 12.0 Recommendations (item 22) Further exploration of the 99.9% of the property that has had little or no work done on the concessions in the past. Potential sources of water should be located At least one more geologist should be on staff to increase the throughput of core logging and conducting more field exploration on the property. Drilling to the north of LS08-8 and in the North Zone, Drusy Quartz Hill, Cuendeo, and Vein system #4 are recommended for future exploration targets. More IP surveys of other sections the property should be conducted to determine future exploration targets. Further permitting requirements and timeframes should be investigated. The responsibility for potential environmental liabilities need to be clearly determined and the obligations defined. 26

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 13.0 References (item 23) Druecker, Michael D; Report on the Drilling Results and Exploration Potential with Recommendations December 1997 Ebert, Shane; Mineralization and Regional Exploration Parameters at the Solidaridad Project Michoacan State, Mexico March 1997 Smith, David S.; Comprehensive Report on the La Esperanza M.I.M. Joint Venture Solidaridad Project January 1998 Author Unknown; Status Report on the Solidaridad Project Michoacan, Mexico January 1999 Harper, Gerald PhD; Appraisal of four prospects in Michoacan State, Mexico April 2003 27

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 14.0 Certificate of Qualifications I, Michael J. Floersch, hereby do certify that: 1. I am a graduate of the University of Central Missouri with a BA in earth sciences in 1979. 2. I have practiced my professions continuously since 1979. I have twenty-eight years experience in mining, exploration, laboratory and smelting experience. 3. I am a Qualified Professional Member in good standing with the Mining and Metallurgical Society of America with special expertise in Geology and Metallurgy. 4. I am a Qualified Person for the purposes of National Instrument 43-101 of the Canadian Securities Administrators. My specific relevant expertise for the purpose of this technical report includes: a. Valuation of mineral properties b. Metallurgical and Assay Testing c. Exploration for mineral properties d. Mining geology 5. I have read National Instrument 43-101 its Companion Policy and Form 43-101F1 Contents of the Technical Report, and have prepared this report in accordance with my understanding of the National Instrument. 6. I am independent of US Precious Metals, Inc. applying the tests set out in section 1.4 of the National Instrument 43-101. 7. I am familiar with the geology and operating conditions in Mexico having made multiple visits to Mexico over the last two years. My most recent visit was October 2008. I have made several visits to the La Sabila project site several times this year to the property for which this report was made. 8. I am not aware of any material fact or material change with respect to the subject matter of the report, the omission to disclose which, makes this report misleading. 9. I authorize US Precious Metals, Inc. to use this report in connection with submissions to regulatory authorities and shareholders, provided it is use in its entirety and not taken out of context. 28

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ 15.0 Signature Page 29

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

**Appendix A**

The following data are the assays reported to date by Chris Christopherson, Inc. for the samples submitted by US Precious Metals for their La Sabila Project:

| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |
|---|---|---|---|---|
| LS 08-1-1 | 0.008 | 0.10 | 33 | 148 - 150 |
| LS 08-1-2 | 0.010 | 0.20 | 21 | 150 - 152 |
| LS 08-1-3 | 0.010 | 0.20 | 32 | 152 - 154 |
| LS 08-1-4 | 0.014 | 0.26 | 24 | 154 - 156 |
| LS 08-1-5 | 0.030 | 0.32 | 92 | 156 - 158 |
| LS 08-1-6 | 0.032 | 0.38 | 34 | 158 - 160 |
| LS 08-1-7 | 0.038 | 0.20 | 59 | 160 - 162 |
| LS 08-1-8 | 0.024 | 0.18 | 54 | 162 - 164 |
| LS 08-1-9 | 0.106 | 0.30 | 96 | 164 - 166 |
| LS 08-1-10 | 0.066 | 0.26 | 65 | 166 - 168 |
| LS 08-1-11 | 0.054 | 0.26 | 65 | 168 - 170 |
| LS 08-1-12 | 0.170 | 0.46 | 425 | 170 - 172 |
| LS 08-1-13 | 0.172 | 0.48 | 933 | 172 - 174 |
| LS 08-1-14 | 0.072 | 0.38 | 335 | 174 - 176 |
| LS 08-1-15 | 0.040 | 0.30 | 400 | 176 - 178 |
| LS 08-1-16 | 0.052 | 0.32 | 55 | 178 - 180 |
| LS 08-1-17 | 0.012 | 0.20 | 39 | 180 - 182 |
| LS 08-1-18 | 0.028 | 0.22 | 61 | 145 - 146 |
| LS 08-1-19 | 0.022 | 0.22 | 45 | 146 - 148 |
| LS 08-1-20 | 0.026 | 0.38 | 99 | 8 - 10 |
| LS 08-1-21 | 0.016 | 0.42 | 47 | 10 - 12 |
| LS 08-1-22 | 0.008 | 0.28 | 51 | 12 - 14 |
| LS 08-1-23 | 0.012 | 0.32 | 26 | 14 - 16 |
| LS 08-1-24 | 0.003 | 0.05 | 34 | 16 - 18 |
| LS 08-1-25 | 0.002 | 0.02 | 20 | 18 - 20 |
| LS 08-1-26 | 0.012 | 0.38 | 37 | 206 - 208 |
| LS 08-1-27 | 0.032 | 0.25 | 73 | 208 - 210 |
| LS 08-1-28 | 0.016 | 0.52 | 58 | 210 - 212 |
| LS 08-1-29 | 0.020 | 0.52 | 36 | 212 - 214 |
| LS 08-1-30 | 0.008 | 0.30 | 34 | 214 - 216 |
| LS 08-1-31 | 0.018 | 0.28 | 45 | 216 - 217.7 |
| LS 08-1-32 | 0.032 | 0.25 | 73 | 20 - 22 |
| LS 08-1-33 | 0.004 | 0.60 | 52 | 22 - 24 |
| LS 08-1-34 | 0.002 | 0.50 | 24 | 24 - 26 |
| LS 08-1-35 | 0.001 | 0.20 | 33 | 26 - 28 |
| LS 08-1-36 | 0.001 | 0.36 | 22 | 30 - 32 |
| LS 08-1-37 | 0.007 | 0.72 | 28 | 32 - 34 |
| LS 08-1-38 | 0.004 | 0.60 | 93 | 34 - 36 |
| LS 08-1-39 | 0.001 | 0.20 | 33 | 42 - 44 |
| LS 08-1-40 | 0.004 | 0.28 | 49 | 44 - 46 |
| LS 08-1-41 | 0.002 | 0.22 | 40 | 50 - 52 |
| LS 08-1-42 | 0.003 | 0.26 | 32 | 58 - 60 |
| LS 08-1-43 | 0.001 | 0.20 | 30 | 62 - 64 |
| LS 08-1-44 | 0.002 | 0.20 | 40 | 64 - 66 |
| LS 08-1-45 | 0.052 | 0.42 | 952 | 142 - 144 |

| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |
|---|---|---|---|---|

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La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| | | | | |
|---|---|---|---|---|
| LS 08-1-46 | 0.020 | 0.40 | 150 | 144 - 145 |
| LS 08-1-47 | 0.001 | 0.05 | 76 | 232 - 234 |
| LS 08-1-48 | 0.001 | 0.05 | 317 | 260 - 262 |
| LS 08-1-49 | 0.002 | 0.08 | 87 | 264 - 266 |
| LS 08-1-50 | 0.001 | 0.05 | 26 | 284 - 286 |
| LS 08-1-51 | 0.001 | 0.05 | 66 | 294 - 296 |
| LS 08-1-52 | NIL | 0.05 | 64 | 302 - 304 |
| LS 08-1-53 | NIL | 0.05 | 22 | 314 - 316 |
| LS 08-1-54 | 0.040 | 0.96 | 456 | 184 - 186 |
| LS 08-1-55 | 0.015 | 0.30 | 20 | 186 - 188 |
| LS 08-1-56 | 0.009 | 0.28 | 15 | 190 - 192 |
| LS 08-1-57 | 0.007 | 0.34 | 26 | 328 - 330 |
| LS 08-1-58 | 0.008 | 0.18 | 50 | 348 - 350 |
| LS 08-1-59 | 0.010 | 0.20 | 802 | 390 – 392 |
| LS 08-1-60 | 0.002 | 0.24 | 158 | 426 - 428 |
| LS 08-1-61 | 0.001 | 0.16 | 147 | 484 - 486 |
| LS 08-2 -1 | 0.004 | 0.14 | 50 | 8 - 10 |
| LS 08-2 -2 | 0.005 | 0.10 | 66 | 10 - 12 |
| LS 08-2 -3 | 0.038 | 0.22 | 840 | 12 - 13.8 |
| LS 08-2 -4 | 0.010 | 0.20 | 109 | 16 - 18 |
| LS 08-2 -5 | 0.014 | 0.20 | 20 | 28 - 30 |
| LS 08-2 -6 | 0.008 | 0.18 | 26 | 30 - 32 |
| LS 08-2 -7 | 0.004 | 0.16 | 42 | 38 - 40 |
| LS 08-2 -8 | 0.004 | 0.24 | 34 | 40 - 42 |
| LS 08-2 -9 | 0.002 | 0.20 | 27 | 62 - 64 |
| LS 08-2 -10 | 0.002 | 0.20 | 226 | 94 - 96 |
| LS 08-2 -11 | 0.002 | 0.28 | 985 | 98 - 100 |
| LS 08-2 -12 | 0.003 | 0.72 | 4359 | 100 - 102 |
| LS 08-2 -13 | 0.004 | 0.94 | 7080 | 102 - 104 |
| LS 08-2 -14 | 0.002 | 0.80 | 8150 | 104 - 106 |
| LS 08-2 -15 | 0.001 | 0.34 | 61 | 114 - 116 |
| LS 08-2 -16 | 0.001 | 0.38 | 283 | 126 - 128 |
| LS 08-2 -17 | 0.002 | 0.30 | 972 | 130 - 132 |
| LS 08-2 -18 | 0.050 | 1.10 | 1011 | 136 - 138 |
| LS 08-2 -19 | 0.030 | 0.72 | 675 | 138 - 140 |
| LS 08-2 -20 | 0.030 | 0.40 | 91 | 148 - 152 |
| LS 08-2 -21 | 0.064 | 0.38 | 51 | 182 - 184 |
| LS 08-2 -22 | 0.060 | 0.36 | 28 | 192 - 194 |
| LS 08-2 -23 | 0.060 | 0.36 | 23 | 202 - 204 |
| LS 08-2 -24 | 0.008 | 0.30 | 80 | 222 - 224 |
| LS 08-2 -25 | 0.008 | 0.32 | 26 | 224 - 226 |
| LS 08-2 -26 | 0.012 | 0.34 | 27 | 232 - 234 |
| LS 08-2 –27 | 0.008 | 0.42 | 29 | 234 - 236 |
| LS 08-2 -28 | 0.006 | 0.34 | 26 | 236 - 238 |
| LS 08-2 -29 | 0.014 | 0.32 | 56 | 238 - 240 |
| LS 08-2 -30 | 0.008 | 0.20 | 18 | 240 - 242 |
| LS 08-2 -31 | 0.004 | 0.16 | 26 | 242 - 244 |
| LS 08-2 -32 | 0.006 | 0.12 | 27 | 250 - 252 |
| LS 08-2 -33 | 0.005 | 0.14 | 164 | 254 - 256 |
| LS 08-2 -34 | 0.004 | 0.40 | 22 | 262 - 264 |
| LS 08-2 -35 | 0.004 | 0.30 | 18 | 270 - 272 |
| LS 08-2 -36 | 0.006 | 0.36 | 43 | 278 - 280 |
| LS 08-2 -37 | 0.006 | 0.32 | 14 | 300 - 302 |
| LS 08-2 -38 | 0.006 | 0.30 | 18 | 302 - 304 |
| LS 08-2 -39 | 0.002 | 0.12 | 35 | 304 - 305 |
| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |

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La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| | | | | |
|---|---|---|---|---|
| LS 08-2 -40 | 0.005 | 0.36 | 15 | 305 - 308 |
| LS 08-2 -41 | 0.004 | 0.30 | 38 | 314 - 316 |
| LS 08-2 -42 | 0.003 | 0.30 | 38 | 316 - 318 |
| LS 08-2 -43 | 0.003 | 0.30 | 68 | 322 - 324 |
| LS 08-2 -44 | 0.005 | 0.40 | 153 | 324 - 326 |
| LS 08-2 -45 | 0.002 | 0.34 | 44 | 326 - 328 |
| LS 08-2 -46 | 0.002 | 0.30 | 34 | 328 - 330 |
| LS 08-2 -47 | 0.004 | 0.46 | 30 | 331- 332 |
| LS 08-2 -48 | 0.002 | 0.30 | 29 | 332 - 333.7 |
| LS 08-2 -49 | 0.004 | 0.28 | 22 | 338 - 340 |
| LS 08-2 -50 | 0.004 | 0.28 | 16 | 362 - 364 |
| LS 08-2 -51 | 0.002 | 0.22 | 42 | 364 - 366 |
| LS 08-2 -52 | 0.002 | 0.22 | 63 | 366 - 368 |
| LS 08-2 -53 | 0.003 | 0.30 | 29 | 368 - 370 |
| LS 08-2 -54 | 0.003 | 0.30 | 30 | 370 - 372 |
| LS 08-2 -55 | 0.004 | 0.32 | 28 | 372 - 374 |
| LS 08-2 -56 | 0.004 | 0.32 | 19 | 374 - 376 |
| LS 08-2 -57 | 0.002 | 0.30 | 14 | 376 - 378 |
| LS 08-2 -58 | 0.003 | 0.40 | 28 | 378 - 380 |
| LS 08-2 -59 | 0.002 | 0.36 | 24 | 380 - 382 |
| LS 08-2 -60 | 0.004 | 0.38 | 24 | 382 - 384 |
| LS 08-2 -61 | 0.002 | 0.30 | 16 | 388 - 390 |
| LS 08-2 -62 | 0.002 | 0.20 | 33 | 394 - 396 |
| LS 08-2 -63 | 0.001 | 0.12 | 38 | 396 - 398 |
| LS 08-2 -64 | 0.002 | 0.16 | 49 | 442 - 444 |
| LS 08-2 -65 | 0.004 | 0.28 | 73 | 444 - 446 |
| LS 08-2 -66 | 0.001 | 0.10 | 41 | 460 - 462 |
| LS 08-2 -67 | 0.001 | 0.08 | 34 | 462 - 464 |
| LS 08-2 -68 | 0.003 | 0.30 | 40 | 478 - 480 |
| LS 08-2 -69 | 0.004 | 0.32 | 153 | 506 - 508 |
| LS 08-2 -70 | 0.004 | 0.30 | 127 | 548 - 550 |
| LS 08-2 -71 | 0.002 | 0.22 | 198 | 568 - 570 |
| LS 08-2 -72 | 0.005 | 0.34 | 222 | 570 - 572 |
| LS 08-2 -73 | 0.003 | 0.26 | 605 | 572 - 574 |
| LS 08-2 -74 | 0.003 | 0.24 | 1515 | 574 - 576 |
| LS 08-2 -75 | 0.002 | 0.20 | 376 | 576 - 578 |
| LS 08-2 -76 | 0.006 | 0.32 | 326 | 588 - 590 |
| LS 08-3 -1 | 0.007 | 0.12 | 316 | 14 - 16 |
| LS 08-3 -2 | 0.006 | 0.20 | 44 | 16 - 18 |
| LS 08-3 -3 | 0.005 | 0.18 | 47 | 18 - 20 |
| LS 08-3 -4 | 0.005 | 0.18 | 45 | 20 - 22 |
| LS 08-3 -5 | 0.004 | 0.16 | 75 | 22 - 24 |
| LS 08-3 -6 | 0.007 | 0.22 | 176 | 24 - 26 |
| LS 08-3 -7 | 0.005 | 0.18 | 45 | 26 - 28 |
| LS 08-3 -8 | 0.008 | 0.18 | 25 | 28 - 30 |
| LS 08-3 -9 | 0.004 | 0.14 | 22 | 30 - 32 |
| LS 08-3 -10 | 0.004 | 0.15 | 24 | 32 - 34 |
| LS 08-3 -11 | 0.005 | 0.17 | 34 | 110 - 112 |
| LS 08-3 -12 | 0.008 | 0.20 | 26 | 112 - 114 |
| LS 08-3 -13 | 0.012 | 0.30 | 533 | 114 - 116 |
| LS 08-3 -14 | 0.030 | 1.55 | 1570 | 116 - 118 |
| LS 08-3 -15 | 0.052 | 0.88 | 2708 | 118 - 120 |
| LS 08-3 -16 | 0.007 | 0.24 | 165 | 166 - 168 |
| LS 08-3 -17 | 0.006 | 0.22 | 332 | 168 - 170 |
| LS 08-3 -18 | 0.004 | 0.18 | 19 | 170 - 172 |
| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |

32

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |
|---|---|---|---|---|
| LS 08-3 -19 | 0.002 | 0.18 | 18 | 172 - 174 |
| LS 08-3 -20 | 0.015 | 0.22 | 139 | 174 - 176 |
| LS 08-3 -21 | 0.012 | 0.20 | 131 | 176 - 178 |
| LS 08-3 -22 | 0.006 | 0.25 | 85 | 178 - 180 |
| LS 08-3 -23 | 0.008 | 0.40 | 112 | 180 - 182 |
| LS 08-3 -24 | 0.020 | 0.46 | 188 | 182 - 184 |
| LS 08-3 -25 | 0.005 | 0.24 | 42 | 184 - 186 |
| LS 08-3 -26 | 0.001 | 0.20 | 31 | 40 - 42 |
| LS 08-3 -27 | 0.003 | 0.28 | 43 | 46 - 48 |
| LS 08-3 -28 | 0.006 | 0.26 | 22 | 64 - 66 |
| LS 08-3 -29 | 0.005 | 0.25 | 24 | 76 - 78 |
| LS 08-3 -30 | 0.005 | 0.26 | 24 | 78 - 80 |
| LS 08-3 -31 | 0.002 | 0.22 | 30 | 84 - 86 |
| LS 08-3 -32 | 0.002 | 0.22 | 31 | 86 - 88 |
| LS 08-3 -33 | 0.003 | 0.22 | 30 | 88 - 90 |
| LS 08-3 -34 | 0.005 | 0.20 | 32 | 104 - 106 |
| LS 08-3 -35 | 0.006 | 0.32 | 26 | 106 - 108 |
| LS 08-3 -36 | 0.002 | 0.22 | 42 | 110 - 110 |
| LS 08-3 -37 | 0.082 | 0.96 | 4349 | 120 - 122 |
| LS 08-3 -38 | 0.005 | 0.22 | 23 | 122 - 124 |
| LS 08-3 -39 | 0.002 | 0.20 | 22 | 124 - 126 |
| LS 08-3 -40 | 0.005 | 0.36 | 321 | 162 - 164 |
| LS 08-3 -41 | 0.004 | 0.35 | 23 | 164 - 166 |
| LS 08-3 -42 | 0.006 | 0.30 | 24 | 174 - 176 |
| LS 08-3 -43 | 0.045 | 6.96 | 21812 | 282 - 284 |
| LS 08-3 –43CK | 0.040 | 6.88 | | |
| LS 08-3 -44 | 0.104 | 7.90 | 13485 | 284 - 286 |
| LS 08-3 -44CK | 0.106 | 7.85 | | |
| LS 08-3 -45 | 0.124 | 3.38 | 12010 | 286 - 288 |
| LS 08-3 -45CK | 0.116 | 4.02 | | |
| LS 08-3 -46 | 0.070 | 6.17 | 9630 | 288 - 290 |
| LS 08-3 -46CK | 0.060 | 6.16 | | |
| LS 08-3 -47 | 0.019 | 0.40 | 150 | 290 - 292 |
| LS 08-3 -48 | 0.005 | 0.68 | 435 | 292 - 294 |
| LS 08-3 -49 | 0.004 | 0.36 | 283 | 294 - 296 |
| LS 08-3 -50 | 0.004 | 0.40 | 94 | 296 - 298 |
| LS 08-3 -51 | 0.015 | 2.19 | 11006 | 300 - 302 |
| LS 08-3 -51CK | 0.012 | 2.02 | | |
| LS 08-3 -52 | 0.021 | 1.08 | 3478 | 302 - 304 |
| LS 08-3 -53 | 0.009 | 0.43 | 1141 | 304 - 306 |
| LS 08-3 -54 | 0.005 | 1.08 | 162 | 306 - 308 |
| LS 08-3 -55 | 0.020 | 3.00 | 10502 | 308 - 310 |
| LS 08-3 -55CK | 0.025 | 3.08 | | |
| LS 08-3 -56 | 0.060 | 4.98 | 25060 | 310 - 312 |
| LS 08-3 -56CK | 0.049 | 5.06 | | |
| LS 08-3 -57 | 0.015 | 1.59 | 2382 | 312 - 314 |
| LS 08-3 -58 | 0.002 | 0.20 | 99 | 314 - 316 |
| LS 08-3 -59 | 0.003 | 0.28 | 91 | 316 - 318 |
| LS 08-3 -60 | 0.005 | 0.39 | 25 | 318 - 320 |
| LS 08-3 -61 | 0.004 | 0.38 | 26 | 322 - 324 |
| LS 08-3 -62 | 0.002 | 0.22 | 54 | 330 - 332 |
| LS 08-3 -63 | 0.003 | 0.28 | 164 | 332 - 334 |
| LS 08-5 -1 | 0.010 | 1.23 | 9103 | 110 - 112 |
| LS 08-5 -2 | 0.005 | 0.30 | 583 | 274 - 279 |
| LS 08-5 -3 | 0.035 | 0.40 | 1123 | 276 – 278 |

33

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |
|---|---|---|---|---|
| LS 08-5 -4 | 0.056 | 0.30 | 568 | 278 - 280 |
| LS 08-5 -5 | 0.007 | 0.44 | 318 | 280 - 282 |
| LS 08-5 -6 | 0.080 | 1.22 | 4722 | 282 - 284 |
| LS 08-5 -6CK | 0.100 | 1.42 | | |
| LS 08-5 -7 | 0.017 | 0.32 | 1141 | 284 - 286 |
| LS 08-5 -8 | 0.006 | 0.62 | 574 | 286 - 288 |
| LS 08-5 -9 | 0.001 | 0.20 | 940 | 288 - 290 |
| LS 08-5 -10 | 0.001 | 0.21 | 396 | 290 - 292 |
| LS 08-5 -11 | 0.001 | 0.18 | 180 | 292 - 294 |
| LS 08-5 -12 | 0.001 | 0.20 | 357 | 294 - 296 |
| LS 08-5 -13 | 0.070 | 0.45 | 1457 | 296 - 298 |
| LS 08-5 -14 | 0.002 | 0.16 | 481 | 298 - 300 |
| LS 08-5 -15 | 0.065 | 0.73 | 4529 | 300 - 302 |
| LS 08-5 -16 | 0.009 | 0.18 | 56 | 302 - 304 |
| LS 08-5 -17 | 0.240 | 3.62 | 26886 | 304 - 306 |
| LS 08-5 -17CK | 0.218 | 3.22 | | |
| LS 08-5 -18 | 0.002 | 0.12 | 370 | 352 - 354 |
| LS 08-5 -19 | 0.001 | 0.10 | 60 | 354 - 356 |
| LS 08-5 -20 | 0.002 | 0.13 | 159 | 356 - 358 |
| LS 08-5 -21 | 0.001 | 0.11 | 117 | 358 - 360 |
| LS 08-5 -22 | 0.001 | 0.15 | 325 | 360 - 362 |
| LS 08-5 -23 | 0.001 | 0.12 | 104 | 362 - 364 |
| LS 08-5 -24 | 0.001 | 0.14 | 46 | 364 - 366 |
| LS 08-5 -25 | 0.001 | 0.14 | 120 | 366 - 368 |
| LS 08-5 -26 | 0.000 | 0.04 | 58 | 368 - 370 |
| LS 08-5 -27 | 0.050 | 0.68 | 2417 | 370 - 372 |
| LS 08-5 -28 | 0.556 | 1.24 | 11738 | 372 - 374 |
| LS 08-5 -28CK | 0.550 | 1.10 | 11832 | |
| LS 08-5 -29 | 0.052 | 0.51 | 1229 | 374 - 376 |
| LS 08-5 -30 | 0.002 | 0.12 | 24 | 376 - 378 |
| LS 08-5 -31 | 0.171 | 1.19 | 4680 | 378 - 380 |
| LS 08-5 -32 | 0.013 | 0.66 | 6411 | 380 - 382 |
| LS 08-5 -33 | 0.014 | 0.56 | 185 | 382 - 384 |
| LS 08-5 -34 | 0.015 | 0.50 | 782 | 384 - 385 |
| LS 08-5 -35 | 0.012 | 0.62 | 1248 | 395 - 396 |
| LS 08-5 -36 | 0.015 | 0.60 | 1763 | 396 - 398 |
| LS 08-5 -37 | 0.052 | 1.99 | 4270 | 398 - 400 |
| LS 08-5 -38 | 0.496 | 3.59 | 31707 | 400 - 402 |
| LS 08-5 -39 | 0.548 | 2.68 | 26179 | 402 - 404 |
| LS 08-5 -40 | 0.578 | 1.98 | 1896 | 404 - 406 |
| LS 08-5 -40CK | 0.660 | 1.74 | | |
| LS 08-5 -41 | 0.848 | 1.03 | 1189 | 406 - 408 |
| LS 08-5 –41CK | 0.750 | 1.08 | | |
| LS 08-5 -42 | 0.070 | 1.09 | 451 | 408 - 410 |
| LS 08-5 -43 | 0.245 | 0.35 | 833 | 410 - 412 |
| LS 08-5 -44 | 0.015 | 0.51 | 131 | 412 - 414 |
| LS 08-5 -45 | 0.005 | 0.36 | 49 | 414 - 415 |
| LS 08-5 -46 | 0.106 | 1.87 | 18389 | 498 - 500 |
| LS 08-5 -47 | 0.116 | 3.09 | 24852 | 504 - 506 |
| LS 08-5 -48 | 0.033 | 0.65 | 106 | 518 - 520 |
| LS 08-5 -49 | 0.019 | 0.45 | 461 | 520 - 522 |
| LS 08-5 -50 | 0.019 | 0.36 | 586 | 522 - 524 |
| LS 08-5 -51 | 0.071 | 0.38 | 1366 | 524 - 526 |
| LS 08-5 -52 | 0.040 | 0.52 | 1045 | 526 - 528 |
| LS 08-5 -53 | 0.350 | 0.93 | 3402 | 528 - 530 |

34

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |
|---|---|---|---|---|
| LS 08-5 -54 | 0.165 | 0.34 | 1651 | 530 - 532 |
| LS 08-5 -55 | 0.060 | 0.75 | 4224 | 532 - 534 |
| LS 08-5 -56 | 0.017 | 1.00 | 159 | 564 - 566 |
| LS 08-5 -57 | 0.007 | 0.82 | 1351 | 574 - 576 |
| LS 08-5 -58 | 0.005 | 1.20 | 372 | 576 - 578 |
| LS 08-5 -59 | 0.017 | 1.50 | 3989 | 578 - 580 |
| LS 08-5 -60 | 0.016 | 0.36 | 1967 | 580 - 582 |
| LS 08-5 -61 | 0.021 | 2.78 | 10442 | 582 - 584 |
| LS 08-5 -62 | 0.009 | 1.04 | 5180 | 584 - 586 |
| LS 08-5 -63 | 0.013 | 2.12 | 7426 | 586 - 588 |
| LS 08-5 -64 | 0.010 | 1.20 | 1481 | 588 - 590 |
| LS 08-5 -65 | 0.005 | 0.65 | 1782 | 602 - 604 |
| LS 08-5 -66 | 0.002 | 0.32 | 784 | 604 - 606 |
| LS 08-5 -67 | 0.019 | 0.52 | 351 | 626 - 628 |
| LS 08-5 -68 | 0.037 | 0.30 | 103 | 662 - 664 |
| LS 08-5 -69 | 0.001 | 0.14 | 53 | 664 - 666 |
| LS 08-5 -70 | 0.002 | 0.32 | 49 | 666 - 668 |
| LS 08-5 -71 | 0.003 | 0.23 | 69 | 668 - 670 |
| LS 08-5 -72 | 0.004 | 0.47 | 68 | 670 - 672 |
| LS 08-5 -73 | 0.120 | 0.76 | 2071 | 815 - 816 |
| LS 08-6 -1 | 0.015 | 0.85 | 285 | 186 - 188 |
| LS 08-6 -2 | 0.011 | 0.16 | 282 | 188 - 190 |
| LS 08-6 -3 | 0.014 | 0.20 | 116 | 190 - 192 |
| LS 08-6 -4 | 0.384 | 0.58 | 2596 | 192 - 194 |
| LS 08-6 -4CK | 0.403 | 0.62 | | |
| LS 08-6 -5 | 0.006 | 0.56 | 450 | 224 - 226 |
| LS 08-6 -6 | 0.009 | 0.50 | 1676 | 226 - 228 |
| LS 08-6 -7 | 0.001 | 0.28 | 36 | 228 - 230 |
| LS 08-6 -8 | 0.001 | 0.40 | 349 | 230 - 232 |
| LS 08-6 -9 | 0.026 | 0.68 | 4491 | 238 - 240 |
| LS 08-6 -10 | 0.049 | 0.96 | 9135 | 240 - 242 |
| LS 08-6 -11 | 0.040 | 1.20 | 11776 | 242 - 244 |
| LS 08-6 -12 | 0.020 | 1.40 | 19660 | 244 - 246 |
| LS 08-6 -13 | 0.580 | 0.82 | 1744 | 246 - 248 |
| LS 08-6 -13CK | 0.540 | 0.58 | | |
| LS 08-6 -14 | 0.321 | 0.94 | 16320 | 248 - 250 |
| LS 08-6 -14CK | 0.303 | 1.15 | | |
| LS 08-6 -15 | 0.053 | 2.55 | 29451 | 250 – 252 |
| LS 08-6 -15CK | 0.052 | 2.86 | | |
| LS 08-6 -16 | 0.244 | 0.40 | 1042 | 262 – 264 |
| LS 08-6 -16CK | 0.286 | 0.47 | | |
| LS 08-6 -17 | 0.009 | 0.68 | 1480 | 264 - 266 |
| LS 08-6 -18 | 0.100 | 0.52 | 598 | 266 - 268 |
| LS 08-6 -19 | 0.306 | 0.54 | 1782 | 268 - 270 |
| LS 08-6 -19CK | 0.216 | 0.54 | | |
| LS 08-6 -20 | 1.230 | 0.57 | 1728 | 270 - 272 |
| LS 08-6 -20CK | 1.035 | 0.72 | | |
| LS 08-6 -21 | 0.585 | 0.32 | 1600 | 272 - 274 |
| LS 08-6 21CK | 0.470 | 0.40 | | |
| LS 08-6 -22 | 0.032 | 0.20 | 190 | 274 - 276 |
| LS 08-6 -23 | 0.005 | 0.20 | 63 | 288 - 290 |
| LS 08-6 -24 | 0.034 | 0.25 | 3080 | 290 - 292 |
| LS 08-6 -25 | 0.004 | 0.13 | 1050 | 294 - 296 |
| LS 08-6 -26 | 0.003 | 0.63 | 163 | 296 - 298 |
| LS 08-6 -27 | 0.001 | 0.12 | 98 | 304 - 306 |

35

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| | | | | |
|---|---|---|---|---|
| LS 08-6 -28 | 0.004 | 0.13 | 45 | 306 - 308 |
| LS 08-6 -29 | 0.022 | 0.65 | 1471 | 308 - 310 |
| LS 08-6 -30 | 0.000 | 0.00 | 501 | 316 - 318 |
| LS 08-6 -31 | 0.010 | 0.64 | 809 | 318 - 320 |
| LS 08-6 -32 | 0.002 | 0.50 | 4350 | 320 - 322 |
| LS 08-6 -33 | 0.007 | 0.92 | 2145 | 341 - 342 |
| LS 08-6 -34 | 0.004 | 0.44 | 425 | 345 - 346 |
| LS 08-6 -35 | 0.022 | 2.15 | 24018 | 351 - 352 |
| LS 08-6 -35CK | 0.032 | 2.24 | | |
| LS 08-8-1 | 0.002 | 0.62 | 416 | 54 - 56 |
| LS 08-8-2 | 0.007 | 1.28 | 13090 | 56 - 58 |
| LS 08-8-3 | 0.092 | 1.30 | 36040 | 58 - 60 |
| LS 08-8-4 | 0.008 | 0.48 | 10570 | 140 - 142 |
| LS 08-8-5 | 0.002 | 0.32 | 2627 | 142 - 144 |
| LS 08-8-6 | 0.002 | 0.34 | 531 | 144 - 146 |
| LS 08-8-7 | 0.045 | 0.72 | 8590 | 150 - 152 |
| LS 08-8-8 | 0.028 | 0.70 | 654 | 152 - 154 |
| LS 08-8-9 | 0.039 | 0.68 | 3345 | 154 - 156 |
| LS 08-8-10 | 0.760 | 2.45 | 62740 | 156 - 158 |
| LS 08-8-10CK | 0.748 | 2.62 | | |
| LS 08-8-11 | 0.736 | 1.35 | 21960 | 158 - 160 |
| LS 08-8-11CK | 0.724 | 1.70 | | |
| LS 08-8-12 | 0.128 | 0.82 | 2811 | 160 - 162 |
| LS 08-8-13 | 0.108 | 0.65 | 1730 | 162 - 164 |
| LS 08-8-14 | 0.001 | 0.20 | 220 | 164 - 166 |
| LS 08-8-15 | 0.040 | 0.55 | 2706 | 166 - 168 |
| LS 08-8-16 | 0.176 | 0.70 | 1133 | 168 - 170 |
| LS 08-8-17 | 0.004 | 0.20 | 1397 | 170 - 172 |
| LS 08-8-18 | 0.001 | 0.18 | 116 | 172 - 174 |
| LS 08-8-19 | 0.001 | 0.18 | 196 | 174 - 176 |
| LS 08-8-20 | nil | nil | 85 | 198 - 200 |
| LS 08-8-21 | 0.031 | 0.48 | 1665 | 200 - 202 |
| LS 08-8-22 | 0.048 | 0.48 | 712 | 246 - 248 |
| LS 08-8-23 | nil | 0.12 | 619 | 248 - 250 |
| LS 08-8-24 | 0.087 | 0.38 | 838 | 298 - 300 |
| LS 08-8-25 | 0.015 | 3.20 | 11762 | 300 - 302 |
| LS 08-8-26 | 0.035 | 1.22 | 11623 | 302 - 304 |
| LS 08-9-1 | 0.045 | 2.20 | 31160 | 200 - 202 |
| LS 08-9-2 | 0.028 | 0.32 | 1547 | 202 - 204 |
| LS 08-9-3 | 0.019 | 0.38 | 3044 | 204 - 206 |
| LS 08-9-4 | 0.008 | 0.50 | 359 | 208 - 210 |
| LS 08-9-5 | 0.007 | 0.40 | 208 | 210 - 212 |
| LS 08-9-6 | 0.003 | 0.25 | 38 | 212 - 214 |
| LS 08-9-7 | 0.002 | 0.29 | 20 | 214 - 216 |
| LS 08-9-8 | 0.009 | 0.20 | 365 | 216 - 218 |
| LS 08-9-9 | 0.002 | 0.15 | 54 | 218 - 220 |
| LS 08-9-10 | 0.003 | 0.12 | 102 | 220 - 222 |
| LS 08-9-11 | 0.056 | 0.35 | 8247 | 222 - 224 |
| LS 08-9-12 | 0.647 | 4.32 | 27720 | 224 - 226 |
| LS 08-9-12CK | 0.712 | 5.10 | | |
| LS 08-9-13 | 0.186 | 1.52 | 18610 | 226 - 228 |
| LS 08-9-13CK | 0.128 | 2.08 | | |
| LS 08-9-14 | 0.029 | 0.54 | 606 | 228 - 230 |
| LS 08-9-15 | 0.025 | 0.53 | 5322 | 230 - 232 |
| LS 08-9-16 | 0.308 | 4.00 | 37780 | 232 - 234 |
| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Footage (feet) |

36

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| | | | | |
|---|---|---|---|---|
| LS 08-9-16CK | 0.280 | 4.60 | | |
| LS 08-9-17 | 0.022 | 0.24 | 41 | 234 - 236 |
| LS 08-9-17CK | 0.024 | 0.30 | | |
| LS 08-9-18 | 0.035 | 0.70 | 6620 | 236 - 238 |
| LS 08-9-19 | 0.003 | 0.90 | 2112 | 238 - 240 |
| LS 08-9-20 | 0.001 | 0.18 | 285 | 240 - 242 |
| LS 08-9-21 | 0.005 | 0.11 | 29 | 242 - 244 |
| LS 08-9-22 | 0.004 | 0.24 | 136 | 244 - 246 |
| LS 08-9-23 | nil | nil | 164 | 246 - 248 |
| LS 08-9-24 | 0.002 | 0.40 | 506 | 248 - 250 |
| LS 08-10-1 | 0.067 | 1.53 | 3804 | 122 - 124 |
| LS 08-10-1CK | 0.076 | 1.10 | | |
| LS 08-10-2 | 0.087 | 0.78 | 3983 | 124 - 126 |
| LS 08-10-3 | 0.020 | 0.28 | 188 | 126 - 128 |
| LS 08-10-4 | 0.009 | 0.30 | 450 | 130 - 132 |
| LS 08-10-5 | 0.032 | 0.34 | 1198 | 132 - 134 |
| LS 08-10-5CK | 0.029 | 0.12 | | |
| LS 08-10-6 | 0.020 | 0.36 | 384 | 134 - 136 |
| LS 08-10-7 | 0.006 | 0.37 | 304 | 154 - 156 |
| LS 08-10-8 | 0.009 | 0.33 | 108 | 156 - 158 |
| LS 08-10-9 | 0.102 | 0.92 | 437 | 158 - 160 |
| LS 08-10-9CK | 0.105 | 0.72 | | |
| LS 08-10-10 | 0.044 | 0.55 | 2074 | 168 - 170 |
| LS 08-10-11 | 0.338 | 1.82 | 5845 | 170 - 172 |
| LS 08-10-12 | 0.180 | 1.71 | 7250 | 172 - 174 |
| LS 08-10-13 | 0.365 | 3.54 | 64225 | 174 - 176 |
| LS 08-10-13CK | 0.385 | 3.26 | 64260 | |
| LS 08-10-14 | 0.073 | 0.92 | 2033 | 176 - 178 |
| LS 08-10-14CK | 0.076 | 0.34 | | |
| LS 08-10-15 | 0.070 | 1.74 | 9446 | 198 - 200 |
| LS 08-10-16 | 0.173 | 1.85 | 10081 | 200 - 202 |
| LS 08-10-17 | 0.058 | 0.30 | 772 | 202 - 204 |
| LS 08-10-18 | 0.020 | 0.22 | 2017 | 204 - 206 |
| LS 08-10-18CK | 0.020 | 0.25 | | |
| LS 08-10-19 | 0.005 | 0.23 | 722 | 206 - 208 |
| LS 08-10-20 | 0.003 | 0.28 | 161 | 210 - 212 |
| LS 08-10-21 | 0.001 | 0.15 | 133 | 212 - 214 |
| LS 08-10-22 | 0.047 | 0.72 | 1234 | 302 - 304 |
| LS 08-10-22CK | | | 1190 | |
| LS 08-10-23 | 0.030 | 0.70 | 1028 | 304 - 306 |
| LS 08-10-24 | 0.005 | 0.20 | 3080 | 306 - 308 |
| LS 08-10-24CK | 0.009 | 0.20 | | |
| LS 08-10-25 | 0.076 | 0.36 | 914 | 384 - 386 |
| LS 08-10-26 | 0.146 | 0.40 | 5850 | 386 - 388 |
| LS 08-10-27 | 0.017 | 0.20 | 118 | 388 - 390 |
| LS 08-10-27CK | 0.014 | 0.12 | | |
| LS 08-10-28 | 0.029 | 0.22 | 155 | 390 - 392 |
| LS 08-10-29 | 0.087 | 0.78 | 5361 | 392 - 394 |

37

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Lead (Pb ppm) | Zinc (Zn ppm) |
|---|---|---|---|---|---|
| MT LA SABILA | 0.020 | 0.20 | 18,960 | | |
| LS 8.07 | 0.010 | 0.40 | 31,560 | | |
| LS 9.07 | 0.022 | 0.36 | 34,520 | | |
| LS08-1 | 0.016 | 1.92 | 1,380 | | |
| 01-28-08-1 | 0.008 | 25.64 | 1,670 | | |
| 01-28-08-2 | 0.030 | 3.24 | 312 | | |
| 01-24-08-1 | 0.004 | 0.05 | 42 | | |
| 01-24-08-2 | 0.002 | 0.02 | 250 | | |
| 01-24-08-3 | 1.124 | 1.72 | 3,390 | | |
| Sample No. | Gold (Au) opt | Silver (Ag) opt | Copper (Cu ppm) | Lead (Pb ppm) | Zinc (Zn ppm) |
| 01-24-08-3Dup | 1.245 | 1.55 | NA | | |
| ZN Sabila -1 | 0.018 | 0.40 | 583 | 146 | 301 |
| ZN Sabila -2 | 0.444 | 9.56 | 4,478 | 1,036 | 558 |
| ZN Sabila -3 | 0.504 | 4.74 | 1,525 | 207 | 137 |
| ZN Sabila -4 | 0.224 | 6.18 | 2,876 | 266 | 350 |
| ZN Sabila -5 | 0.568 | 6.07 | 9,005 | 163 | 186 |
| ZN Sabila -6 | 0.024 | 0.20 | 900 | 169 | 86 |
| ZN Sabila -7 | 0.010 | 0.74 | 1,231 | 272 | 730 |
| ZN Sabila -8 | 0.012 | 0.10 | 355 | 168 | 66 |
| ZN Sabila -9 | 0.310 | 0.30 | 1,222 | 160 | 68 |
| ZN Sabila -10 | 0.022 | 0.44 | 310 | 156 | 47 |
| ZN Sabila -11 | 0.082 | 1.60 | 1,015 | 128 | 64 |
| ZN Sabila -12 | 0.016 | 0.14 | 1,444 | 135 | 99 |
| ZN Sabila -13 | 0.008 | 0.30 | 1,882 | 166 | 102 |
| ZN Sabila -14 | 0.434 | 0.16 | 1,430 | 156 | 89 |
| ZN Sabila -15 | 1.256 | 0.50 | 1,115 | 172 | 63 |
| SAN PEDRO | 0.016 | 0.20 | 5,833 | 173 | 53 |
| PUERTO SABINO 1 | 0.002 | 0.48 | 282 | 4,404 | 233,237 |
| PUERTO SABINO 2 | NIL | NIL | 1,014 | 53,834 | 39,786 |
| SANTA ROSA | 0.003 | 0.80 | 85 | 138,411 | 43,394 |
| CUENDEO #1 | 0.108 | 3.10 | 6,638 | | |
| CUENDEO #2 | 0.056 | 14.00 | 125,192 | | |
| CUENDEO #3 | 0.088 | 4.72 | 26,713 | | |

38

La Sabila Precious & Base Metals Deposit
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.
Project No.1 Report

**Appendix B**

| | | | | | |
|---|---|---|---|---|---|
| LS08-3 | LS 08-3-43 | 282-284 | 0.045 | 6.96 | 2.18 |
| LS08-3 | LS 08-3-44 | 284-286 | 0.104 | 7.90 | 1.35 |
| LS08-3 | LS 08-3-45 | 286-288 | 0.124 | 3.38 | 1.20 |
| LS08-3 | LS 08-3-46 | 288-290 | 0.070 | 6.17 | 0.96 |
| LS08-3 | LS 08-3-51 | 300-302 | 0.015 | 2.19 | 1.10 |
| LS08-3 | LS 08-3-52 | 302-304 | 0.021 | 1.08 | 0.35 |
| LS08-3 | LS 08-3-53 | 304-306 | 0.009 | 0.43 | 0.11 |
| LS08-3 | LS 08-3-54 | 306-308 | 0.005 | 1.08 | 0.02 |
| LS08-3 | LS 08-3-55 | 308-310 | 0.020 | 3.00 | 1.05 |
| LS08-3 | LS 08-3-56 | 310-312 | 0.060 | 4.98 | 2.51 |
| LS08-3 | LS 08-3-57 | 312-314 | 0.015 | 1.59 | 0.24 |
| LS08-6 | LS 08-6-10 | 240-242 | 0.049 | 0.96 | 0.91 |
| LS08-6 | LS 08-6-11 | 242-244 | 0.040 | 1.20 | 1.18 |
| LS08-6 | LS 08-6-12 | 244-246 | 0.020 | 1.40 | 1.97 |
| LS08-6 | LS 08-6-13 | 246-248 | 0.580 | 0.82 | 0.17 |
| LS08-6 | LS 08-6-14 | 248-250 | 0.321 | 0.94 | 1.63 |
| LS08-6 | LS 08-6-15 | 250-252 | 0.053 | 2.55 | 2.95 |

39

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

**Appendix C**

## U.S. PRECIOUS METALS DE MEXICO, S.A. DE C.V.
## PROJECT: "LA SABILA"

Procedure used to determine true width of mineralized veins.

Greg Zellner

Intersecting mineralized veinins in drill core gives a false width greater than actual dimensions. True width of a mineralized planar feature can only be calculated if a measurement is taken at or corrected to an orientation perpendicular to strike and dip.

Some assumptions must be made to proceed with strike and dip corrections. Strike of veining must be estimated or directly measured; we have accepted a strike orientation of N57E, or fifty-seven degrees east of true north. Additionally, the dip magnitude must be determined. For estimating dip we used RockWorks 2006, a three dimensional geologic modeling program and RockPlot3D 2006 for viewing generated models. Based on three dimensional models generated the dip of the mineralized veins is 78 degrees to the southeast (figure 1). The intersected veins were selected due to the consistent width, spacing, and grade of mineralization between holes 8, 9, and 10 (figure 2).


DIP MAGNITUDE OF 78 DEGREES
Hole #8
Top
Hole #10
DIP
NW
ES
Hole #9

44

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Figure 1: Image shown parallel to strike and perpendicular to dip. Figure 2: Shows veining consistency between holes 8 and 10. Additionally, the intercept in hole 9 was used to calculate dip magnitude. 45

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ Once the strike and dip orientations have been estimated we can calculate ratios of intercept length to true width, using the angle drilled compared to strike orientation. This first order correction is shown below (figure 3). Figure 3: Process to determine ratio between x (known) and true width. (Sine)sin=opposite side/hypotenuse. 46

La Sabila Precious & Base Metals Deposit Project No.1 Report
Southern Michoacan, Mexico
Prepared for US Precious Metals, Inc.

We have now corrected for the angle of drill intercept being at an orientation not perpendicular to vein strike. The next step is to correct for the angle not perpendicular to dip (figure 4). The process is the same with the exception that we are now working from vertical.


-70°
-55°
Cos(35)=1/x
X=1/(cos(35))
Solving for x, we now have a ratio of 1 to x.
True width = 0.82(x)
x
35°
1
True Width
=1

Figure 4: Dip correction, process is similar to strike correction except uses equation: Cosine (cos)= adjacent side/ hyponenuse.

As each of the prior steps are separate from one another the distance in question; for example 17 feet in a hole bearing 270 with a decline of 70 should be treated as three separate factors and should be multiplied together to determine the product or true width.

The following chart will provide the necessary ratios to determine true width:

| bearing | ratio of 1 to x |
|---|---|
| 270 | 0.54 |
| 290 | 0.77 |
| 310 | 0.93 |
| 330 | 0.98 |

| Inclination | ratio of 1 to x |
|---|---|
| -70 | 0.58 |
| -55 | 0.87 |

47

La Sabila Precious & Base Metals Deposit Project No.1 Report Southern Michoacan, Mexico Prepared for US Precious Metals, Inc.________________________________________________ This Page is Intentionally left Blank 48